UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2014 (May 19, 2014)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34295	38-3916511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On Monday, May 19, 2014, we held our annual meeting of stockholders. At the annual meeting, stockholders voted on the matters disclosed in our definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2014. The final voting results for the matters submitted to a vote of stockholders are as follows:

Item 1 – Election of Directors

At the annual meeting, the holders of our common stock elected the persons listed below as directors.

	Votes Cast For	Votes Cast Against	Broker Non-Votes

Joan L. Amble	4,468,806,999	66,045,666	1,168,135,566
Anthony J. Bates	4,467,916,916	66,935,749	1,168,135,566
George W. Bodenheimer	4,372,915,609	161,937,056	1,168,135,566
David J.A. Flowers	3,949,857,582	584,995,083	1,168,135,566
Eddy W. Hartenstein	4,503,467,560	31,385,105	1,168,135,566
James P. Holden	4,407,497,834	127,354,831	1,168,135,566
Gregory B. Maffei	3,870,070,862	664,781,803	1,168,135,566
Evan D. Malone	4,460,419,809	74,432,856	1,168,135,566
James E. Meyer	4,501,861,284	32,991,381	1,168,135,566
James F. Mooney	4,505,237,611	29,615,054	1,168,135,566
Carl E. Vogel	4,390,441,606	144,411,059	1,168,135,566
Vanessa A. Wittman	4,468,423,828	66,428,837	1,168,135,566
David M. Zaslav	4,504,711,380	30,141,285	1,168,135,566

Item 2 – Advisory Vote on Executive Compensation

The holders of our common stock approved, in a non-binding advisory vote, the compensation paid to our named executive officers as disclosed in the Proxy Statement.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
3,804,577,414	711,641,230	18,634,021	1,168,135,566

Item 3 – Ratification of Appointment of KPMG LLP as Independent Registered Public Accountants

The holders of our common stock ratified the appointment of KPMG LLP as our independent registered public accountants.

Votes Cast For	Votes Cast Against	Abstentions
5,636,890,823	37,422,745	28,674,663
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/	Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: May 21, 2014

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